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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-113723, 333-160183 and 333-165013 on Form S-8 of our reports dated April 11, 2011, relating to the consolidated financial statements and financial statement schedule of The Pep Boys—Manny, Moe & Jack and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K of The Pep Boys—Manny, Moe & Jack for the fiscal year ended January 29, 2011.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
April 11, 2011

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM